Securities & Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report: June 3, 1997

Lotus Pacific, Inc.
(Exact name of registrant as specified in its charter)

       	Delaware            		33-3272-W           			52-1947160
State of Organization	  Commission File Number    Employer ID Number

200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
Address of Principal Executive Office

(908) 885-1750
Registrant's Telephone Number, Including Area Code


Item 1. Change in Control of Registrant

Effective as of May 30, 1997, the registrant elected Jeremy
Wang as a director to the board. Jeremy Wang, 42, is a director of Evenew International Ltd. In the past ten years, he worked at AT&T Bell Laboratories and Merck & Co. designing hardware and software system. He held various responsibilities in system engineering, development and product management in the telecommunications industry. Jeremy Wang graduated from University of Virginia majoring Chemical Engineering with an MS and from New Jersey Institute of Technology majoring computer science with an MS.

Item 2.  Acquisition of Assets.

Effective as of June 3, 1997, Regent Electronics Corp. (hereinafter "Regent"), a wholly owned subsidiary of the registrant, entered into a Purchase Agreement with Rightiming Electronics Corp., a New Jersey based high-tech company, to acquire certain technology related assets and rights for an aggregate consideration of US $8,600,000 (eight million six hundred thousand US dollars) and 8,000,000 (eight million) shares of Common Stock of Regent Electronics Corp.

The acquired assets include all Commodore-Amiga's patents, licenses, trademarks, and copyrights to be registered and used in China, Taiwan, Hong Kong, Macao and the bordering countries between China and the former Soviet Union, and a series of multimedia electronic products including Wonder TV A-6000, Wonder TV A-6030 and Work Station A-5800. These multimedia electronic products feature an all-in-one box system, combining functions of a multimedia personal computer, a facsimile capability, a Karaoke machine, an Internet box, a CD player, a VCD player and an electronic game machine. Patents for these multimedia related products are pending in China.

The acquisition decision, by the management of the registrant, is to purchase a product similar to Web-TV and market it in China and other Asian countries.

Funds used to make this acquisition are provided by Lotus
Pacific, Inc. These funds were recently raised in private placement transactions by Lotus Pacific, Inc.

As of June 3, 1997, Regent Electronics Corp. has 26,000,000 shares of common stock outstanding , of which 18,000,000 shares are owned by Lotus Pacific, Inc. and the other 8,000,000 shares are issued to Rightiming Electronics Corp. as a result of this acquisition.

All matters referred to were approved by the written consent of a majority in interest of the holders of the Corporation's outstanding shares of common stock.

Item 6.  Resignation of Directors

Effective as of May 30, 1997, Cheng Wang resigned from the board of directors for personal reasons.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial statements of business acquired.  None.

(b)  Pro forma financial statement.  None.

(c) Exhibit. The following exhibit, Letter to Shareholders dated June 3, 1997, relating to the acquisition of Rightiming's certain assets and rights, are filed herewith.

Lotus Pacific, Inc.
200 Centennial Avenue, Suite 201
Piscataway, New Jersey 08854
(908) 885-1750

June 3, 1997

LETTER TO SHAREHOLDERS

Dear Shareholders:

We are pleased to announce that as of June 3, 1997, Regent Electronics Corp., a wholly owned subsidiary of the Company, completed the acquisition of certain technology related assets and rights which were previously owned by Rightiming Electronics Corp. for an aggregate consideration of US $8,000,000 (eight million six hundred thousand US dollars) plus 8,000,000 (eight million) shares of common stock of Regent Electronics Corp.

The acquired assets include all Commodore-Amiga's patents, licenses, trademarks, and copyrights, and a series of multimedia electronic products including Wonder TV A-6000, Wonder TV A-6030 and Work Station A-5800. These multimedia electronic products feature an all-in-one box system, combining functions of a multimedia personal computer, a facsimile capability, a Karaoke machine, an Internet box, a CD player, a VCD player and an electronic game machine.

The acquisition decision, by the management of the registrant, is to purchase a product similar to Web-TV and market it in China and other Asian countries.

All matters referred to herein have been approved by the written consent of a majority of holders of the Corporation's outstanding shares of common stock.

We appreciate your continuing support and interest, and we believe that this positive step is in the right direction for the Corporation and its shareholders.

Sincerely,


Lotus Pacific, Inc.

James Yao
Chairman and President


SIGNATURE


Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Lotus Pacific, Inc.

Dated:	June 3, 1997

By: /s/
James Yao
President